Exhibit 99.1

Orthofix Announces Preliminary 2018 Fourth Quarter and Full Year Net Sales Results

LEWISVILLE, Texas — January 8, 2019 — Orthofix Medical Inc. (NASDAQ:OFIX) today announced preliminary unaudited fourth quarter 2018 net sales of approximately $121 million. These preliminary results represent reported sales growth of 3.5% and constant currency sales growth of 4.3% over the fourth quarter 2017. For the full year 2018, preliminary unaudited net sales were approximately $453 million, an increase of 4.4% on a reported basis and 3.9% on a constant currency basis over the full year 2017.

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2018	2017	Reported Change	Constant Currency Change
Bone Growth Therapies	$53	$50	6.1%	6.1%
Spinal Implants	25	21	17.7%	18.2%
Biologics	16	17	(4.8%)	(4.8%)
Orthofix Extremities	27	29	(6.4%)	(3.6%)
Total net sales	$121	$117	3.5%	4.3%

	Year Ended December 31,
(Unaudited, U.S. Dollars, in millions)	2018	2017	Reported Change	Constant Currency Change
Bone Growth Therapies	$195	$186	5.0%	5.0%
Spinal Implants	92	82	11.8%	11.8%
Biologics	60	63	(4.8%)	(4.8%)
Orthofix Extremities	106	103	3.1%	0.9%
Total net sales	$453	$434	4.4%	3.9%

As of December 31, 2018, cash, cash equivalents and restricted cash was approximately $72 million compared to $81 million as of December 31, 2017.

“As we start the new year, we are very excited about beginning the next phase of Orthofix’s evolution,” commented Brad Mason, President and Chief Executive Officer. “Five years ago, our strategy by necessity was to recover from the issues of the past. Once that had been accomplished, our focus shifted to fundamentally rebuilding the company to achieve long-term sustainability and accelerating growth. Our strategy in 2018 and continuing in 2019 is to position the company for our next phase, topline growth acceleration, which we believe will drive substantially more shareholder value. With an anticipated FDA approval and US commercial launch of the M6-C™ artificial cervical disc in 2019 as a catalyst, we expect to achieve solid mid-single digit growth this year, accelerating to double-digit organic growth in 2020.”

Upcoming Presentations / Conference Calls

As previously announced, the Company’s President and Chief Executive Officer, Brad Mason, will provide an investor presentation at 7:30 a.m. Pacific Time on Thursday, January 9, 2019, at the J.P. Morgan Healthcare Conference in San Francisco. A live audio webcast will be available on the Company’s website at www.orthofix.com by clicking on the Investors tab and then clicking the link on the Events and Presentations page.

The Company also expects to host a conference call in late February to discuss final fourth quarter and full year 2018 financial results and its outlook for 2019.

Pro-forma Net Sales Under the Current Revenue Recognition Standard

(Unaudited, U.S. Dollars, in millions)	2018 (Actual)	2017 (Pro-forma)	Change	Constant Currency Change
1st quarter net sales	$109	$104	4.9%	2.4%
2nd quarter net sales	112	108	2.8%	1.8%
3rd quarter net sales	112	106	5.5%	6.0%
4th quarter net sales	121	111	8.6%	9.5%
Full year net sales	$453	$429	5.5%	5.0%

Non-GAAP Measures

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

Pro-Forma Net Sales

Pro-forma net sales is a non-GAAP measure in fiscal 2017, which reflects what net sales in fiscal 2017 would have been, had the Company adopted ASU 2014-09, Revenue from Contracts with Customers, as amended, as of January 1, 2017, or elected to adopt the standard using the full retrospective transition method.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

About Orthofix

Orthofix Medical Inc. is a global medical device company focused on musculoskeletal products and therapies. The Company’s mission is to improve patients' lives by providing superior reconstruction and regenerative musculoskeletal solutions to physicians worldwide. Headquartered in Lewisville, Texas, Orthofix’s spine and orthopedic extremities products are distributed in over seventy countries via the Company's sales representatives and distributors. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, or the risk factors described in Part I, Item 1A under the heading Risk Factors in our Form 10-K for the year ended December 31, 2017 and other SEC filings, to reflect new information, the occurrence of future events or circumstances or otherwise.

Company Contact
Orthofix Medical Inc.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

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